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APAC Customer Services Appoints Andrew B. Szafran as Senior Vice President and
Chief Financial Officer

Deerfield, Ill., May 14, 2008 – APAC Customer Services, Inc. (Nasdaq: APAC), a leading provider of customer care services and solutions, today announced the appointment of Andrew B. Szafran as Senior Vice President and Chief Financial Officer, effective immediately. Mr. Szafran replaces George H. Hepburn III, who has resigned to pursue other professional opportunities.

Mr. Szafran was most recently Vice President and Chief Financial Officer of Communications Supply Corp. (CSC), a nationwide distributor of low voltage infrastructure products and industrial wire and cable with $700 million in annual revenues. Serving in that capacity since 2002, he was responsible for managing the finance and human resources functions as well as for legal affairs. Mr. Szafran was a key member of the management team that diversified CSC’s business and significantly increased its revenue and profitability. In addition to his operations finance and accounting experience, Mr. Szafran has extensive experience in the areas of financial planning and analysis, corporate finance, mergers and acquisitions, risk management and taxation.

“I am extremely pleased to have Andrew, who has a breadth of experience in finance and accounting, join our team,” said Mike Marrow, APAC’s President and CEO. “I am confident he will play a key role as we continue our focus on improving our company’s financial performance by reducing costs and improving efficiencies and on enhancing our quality and service delivery. I would also like to thank George Hepburn for his dedication and many contributions to APAC over the past three years.”

Prior to joining CSC, Mr. Szafran held various financial positions of increasing responsibility with Alliant Exchange, Inc. and its affiliate, Alliant Foodservice, Inc., for seven years. He served most recently as Senior Vice President, Finance. Mr. Szafran earned a Bachelor of Arts degree from Cornell University in 1988 and a Masters in Business Administration from the University of Chicago in 1995.

“I am truly excited to be part of APAC. Our focus will be on improving our profitability while growing our business with both existing and new clients,” said Mr. Szafran.

About APAC Customer Services, Inc.
APAC Customer Services, Inc. (Nasdaq: APAC) is a leading provider of customer care services and solutions for market leaders in healthcare, financial services, publishing, business services, travel and entertainment, and communications. APAC partners with its clients to deliver custom solutions that enhance bottom line performance. For more information, call 1-800-OUTSOURCE. APAC’s comprehensive website is at http://www.apaccustomerservices.com.

Forward-Looking Statements
This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, forward-looking statements include expressed expectations, estimates and projections of future events and financial performance and the assumptions on which these expressed expectations, estimates and projections are based. Statements that are not historical facts, including statements about the beliefs and expectations of the company and its management are forward-looking statements. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions about future events, and they are subject to known and unknown risks and uncertainties and other factors that can cause actual events and results to differ materially from historical results and those projected. Such statements are based upon the current beliefs and expectations of the company’s management. The company intends its forward-looking statements to speak only as of the date on which they were made. The company expressly undertakes no obligation to update or revise any forward-looking statements as a result of changed assumptions, new information, future events or otherwise.

Reasons that may cause actual results to differ from historic results or those expressed or implied in the forward-looking statements can be found in the company’s Annual Report on Form 10-K for the year ended December 30, 2007 and its subsequent Quarterly Report on Form 10-Q for the quarter ended March 30, 2008. These filings are available on a website maintained by the SEC at http://www.sec.gov.

Company Contact:	Investor Relations Contact:
Michael P. Marrow APAC Customer Services, Inc. 847-374-4984 MPmarrow@apacmail.com	Harriet Fried / Jody Burfening Lippert/Heilshorn & Associates 212-838-3777 HFried @lhai.com